                                                                EXHIBIT 8(E)(II)

                      AMENDED EXPENSE ALLOCATION AGREEMENT

          This Agreement is made as of the 16th day of December, 1994, and amended as of the 16th day of March, 1998, by and between USAA Life Insurance Company, a Texas corporation ("USAA Life"), Fred Alger & Company, Incorporated, a Delaware corporation ("Distributor"), and Fred Alger Management, Inc., a New York corporation ("Adviser") (collectively, the "Parties").


                              W I T N E S S E T H:
                              -------------------

          WHEREAS, the Distributor and Adviser serve as the principal underwriter and investment adviser, as amended, respectively, of The Alger American Fund, a Massachusetts business trust ("Trust"), which currently consists of six separate series (each, a "Portfolio"); and

          WHEREAS, USAA Life has entered into an agreement, dated December 16th, 1994, with the Trust, Distributor, and Adviser, as amended ("Participation Agreement"), pursuant to which the Trust and Distributor will make shares of each Portfolio listed from time to time on Schedule A thereto available to USAA Life at net asset value and with no sales charges, subject to the terms of the Participation Agreement; and

          WHEREAS, the Participation Agreement provides that the Trust will bear the costs of preparing, filing with the Securities and Exchange Commission and setting for printing the Trust's prospectus, statement of additional information and any amendments or supplements thereto, periodic reports to shareholders, Trust proxy material and other shareholder communications (collectively, the "Trust Materials"), and that the Trust will provide USAA Life with camera ready copies of all Trust Materials required by law to be sent to owners of Contracts ("Contract owners") or Policies ("Policy owners") who have allocated any Contract or Policy value to a Portfolio; and

          WHEREAS, the Participation Agreement provides that USAA Life shall print in quantity and deliver to existing Contract or Policy owners the Trust Materials, and that the costs of printing in quantity and delivering to existing Contract owners such Trust Materials will be allocated between USAA Life or its affiliates and the Trust or its affiliates as they shall determine by separate agreement; and

          WHEREAS, the Participation Agreement provides that the expenses of distributing a Portfolio's shares and the Contracts and the Polices will be allocated between USAA Life, or its affiliates and the Trust, or its affiliates, as they shall determine by separate agreement; and

          WHEREAS, USAA Life will incur various administrative expenses in connection with the servicing of Contract or Policy owners who have allocated Contract or Policy value to a Portfolio, including, but not limited to, responding to various Contract or Policy owner inquiries regarding a Portfolio; and

          WHEREAS, the Parties hereto wish to allocate the expenses in a manner that is fair and equitable, and consistent with the best interests of Contract and Policy owners; and

          WHEREAS, the Parties hereto wish to establish a means for allocating the expenses that does not entail the expense and inconvenience of separately identifying and accounting for each item of Trust expense;

          NOW THEREFORE in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:


     1.  Expense Allocations.
         -------------------

     1.1.  Trust Materials.
           ---------------

     (a) Subject to Section 2 hereof, USAA Life or its affiliates shall initially bear the costs of printing in quantity and distributing all Trust Materials required by law to be distributed to existing Contract or Policy owners who have allocated Contract or Policy value to a Portfolio.

     (b) Subject to Section 2 hereof, USAA Life or its affiliates shall initially bear the costs of printing in quantity and mailing all Trust Materials to prospective Contract or Policy owners.


     1.2.  Sales Materials.
           ---------------

     (a) The Distributor and Adviser, as they may allocate between themselves, shall bear the costs of preparing all sales literature or other promotional material relating to each Portfolio (collectively, "Trust Sales Materials").

     (b) Subject to Section 2 hereof, USAA Life or its affiliates shall initially bear the costs of printing in quantity all Trust Sales Materials, and preparing and printing in quantity all sales literature or other promotional material relating to the Contracts or Policies (collectively, "USAA Sales Materials").

     (c) Subject to Section 2 hereof, USAA Life or its affiliates shall initially bear the costs of mailing all Trust and USAA Sales Materials to prospective Contract or Policy owners.


     1.3.  Contract Owner Servicing.
           ------------------------

     Subject to Section 2 hereof, USAA Life or its affiliates shall initially bear all costs of servicing Contract or Policy owners who have allocated Contract or Policy value to a Portfolio, which servicing shall include, but is not limited to, responding to various Contract owner inquiries regarding a Portfolio.


     2.  Payment of Expenses.
         -------------------

     (a) The Distributor and Adviser, as they may allocate between themselves, shall pay to USAA Life a quarterly fee equal to a percentage of the average daily net assets of the Portfolio attributable to Contracts and Policies, at the annual rate of .10% (hereinafter, "Quarterly Fee"), in connection with the expenses incurred by USAA Life under Section 1.1, Section 1.2 and Section 1.3 hereof. The payment of the Quarterly Fee shall commence at the end of the first calendar quarter in which Contract or Policy value has been allocated to a Portfolio.

     (b) From time to time, the Parties hereto shall review the Quarterly Fee to determine whether it reasonably approximates the incurred and anticipated costs, over time, of USAA Life in connection with its duties hereunder. The Parties agree to negotiate in good faith any change to the Quarterly Fee proposed by a Party in good faith.


     3.  Term of Agreement.
         -----------------

     This Agreement shall continue in effect for so long as the Adviser or its successor(s) in interest, or any affiliate thereof, continues to perform in a similar capacity for the Trust, and for so long as any Contract or Policy value or any monies attributable to USAA Life is allocated to a Portfolio.


     4.  Notices.
         -------

     Notices and communications required or permitted hereby will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

                         USAA Life Insurance Company
                         9800 Fredericksburg Road
                         San Antonio, TX  78288
                         Attn:  Dwain A. Akins, Esq.
                         FAX:  210-498-0608


                         Fred Alger Management, Inc.
                         75 Maiden Lane
                         New York, NY  10038
                         Attn:  Gregory S. Duch
                         FAX:  202-434-1459


                         Fred Alger & Company, Incorporated
                         75 Maiden Lane
                         New York, NY  10038
                         Attn:  Gregory S. Duch
                         FAX:  201-434-1459



     5.  Applicable Law.
         --------------

     Except insofar as the 1940 Act or other federal laws and regulations may be controlling, this Agreement will be construed and the provisions hereof interpreted under and in accordance with Texas law, without regard for that state's principles of conflict of laws.


     6.  Execution in Counterparts.
         -------------------------

     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.


     7.  Severability.
         ------------

     If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

     8.  Rights Cumulative.
         -----------------

     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.


     9.  Headings.
         --------

     The headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.



     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

                     USAA LIFE INSURANCE COMPANY


                    By:     /s/ Edwin L. Rosane
                            ------------------------

                    Title:  President
                            ------------------------


                     FRED ALGER MANAGEMENT, INC.


                    By:     /s/ Gregory Duch
                            ------------------------

                    Title:  Executive Vice President
                            ------------------------


                     FRED ALGER & COMPANY, INCORPORATED


                    By:     /s/ Gregory Duch
                            ------------------------

                    Title:  Executive Vice President
                            ------------------------


44274